Exhibit 99.1


                           SEABOARD CORPORATION
                   PURCHASES INTEREST IN BUTTERBALL, LLC

SHAWNEE  MISSION,  KANSAS - December 6, 2010 - Seaboard  Corporation  (NYSE
Amex: SEB) is pleased to announce that it has completed the acquisition of a 50 percent interest in Butterball, LLC, in partnership with Maxwell Farms, LLC.

"Butterball is an iconic brand name in the United States, representing superior quality, outstanding value and excellent customer service," states Steve Bresky, Seaboard's President and Chief Executive Officer. "We look forward to our participation with the Butterball management team and Maxwell and bringing additional value to Butterball."

"We are pleased to be partnering with Seaboard and moving forward as the buyer of Butterball, the strongest brand in the turkey industry," said Walter Pelletier, President of Maxwell Farms, LLC. "Seaboard is a strong, diversified company with a great reputation in the agriculture and food industries, and we are confident the partnership will be mutually beneficial for both companies."

Butterball, LLC is the industry leader in providing safe, nutritious, high-quality turkey products.

Bank of America Merrill Lynch acted as financial adviser to Seaboard in connection with the transaction.

About Seaboard Corporation:

Seaboard Corporation has a history dating back more than 90 years. Although the company has evolved over time through acquisitions, partnerships and internal growth, its roots are in grain and agriculturally derived products. Seaboard Corporation directly or indirectly employs more than 14,000 people worldwide and ranks number 552 on the 2010 Fortune 1000 list, with net sales of approximately $3.6 billion annually. Seaboard is traded on the NYSE Amex Equities under the symbol SEB. For more information on Seaboard Corporation, visit www.seaboardcorp.com.

About Maxwell Farms, LLC:

Maxwell Farms, LLC is an affiliated company of Goldsboro Milling Company. Headquartered in Goldsboro, North Carolina, Maxwell Farms, LLC owns the Maxwell family's interest in Butterball, LLC. Goldsboro Milling began in 1916 as a feed mill that sold bag feed across eastern North Carolina. It soon turned its attention to bulk feed and in 1958 began to grow turkeys. In the mid 1980's, Goldsboro Milling joined with Carroll's Foods to form Carolina Turkeys, which is now Butterball. In the late 1980's, Goldsboro Milling added swine, and today is the tenth largest swine producer in the U.S. Goldsboro Milling also invests in land and timber.

About Butterball, LLC:

Butterball, LLC is the largest producer of turkey products in the United States. Headquartered in Garner, North Carolina, Butterball produces more than 1 billion pounds of turkey each year, and the company supplies its products to more than 30 countries. The industry leader has seven plants located throughout the United States.

For more information about Butterball, visit www.butterball.com. You can also call 1-800-BUTTERBALL for answers to your most puzzling questions about turkey preparation.

Forward-Looking Statements:

This news release may contain forward-looking statements under the Private Securities Litigation Reform Act of 1995. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements, and you should not place undue reliance on any such forward-looking statements, including those regarding the Butterball joint venture and the anticipated benefits of the venture. Forward-looking statements, if made, are based on current intent, beliefs, plans and expectations, and involve risks and uncertainties  that  could  cause  actual future  results,  performance  or developments to differ materially from those described in or implied by such forward-looking statements, including risks related to operating the joint venture going forward, and the failure to realize anticipates synergies or operational efficiencies from the joint venture. The company cautions investors not to place undue reliance on any forward-looking statements, and encourages investors to review risk factors contained in Seaboard Corporation's most recent Securities and Exchange Commission reports, including its annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, press releases and other communications. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

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